Exhibit 4.2

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Asia Pacific Wire & Cable Corporation Limited
Computershare Trust Company, N.A. 150 Royall Street Canton Massachusetts 02021

ASIA PACIFIC WIRE & CABLE CORPORATION LIMITED SUBSCRIPTION RIGHTS OFFERING RIGHTS CERTIFCATE
THIS SUBSCRIPTION RIGHTS OFFERING EXPIRES AT 5:00 PM, NEW YORK, NY TIME (“EASTERN TIME”), ON [•], 2025, UNLESS THE EXERCISE PERIOD IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).
Asia Pacific Wire & Cable Corporation Limited (the “Company”) has distributed to each holder (each an “Eligible Holder”) of its common shares (“Common Shares”) owned of record, as of 5:00 p.m. Eastern Time on [*, 2025] (the “Record Date”), at no charge, one (1) non-transferable right for each Common Share held as of the Record Date to purchase one (1) Common Share (the “Basic Subscription Right”) at the price of $1.66 per Common Share (the ”Subscription Price”). As more fully described in the Prospectus, any Eligible Holder who fully exercises their Basic Subscription Right will be entitled to subscribe for additional Common Shares, at the Subscription Price, that remain unsubscribed as a result of any unexercised Basic Subscription Rights (the “Over-Subscription Right”) by specifying the additional investment amount that such Eligible Holder desires to apply to the Over-Subscription Right. If an insufficient number of Common Shares are available to satisfy fully the Over-Subscription Right requests, then the available Common Shares will be distributed proportionately among Eligible Holders who exercised their Over-Subscription Right. The terms and conditions of the Subscription Rights offering are set forth in the Company’s prospectus dated [•], 2025 (as it may be amended or supplemented, the “Prospectus”), which are incorporated into this Rights Certificate by reference. The Subscription Rights consist of the Basic Subscription Right and the Over-Subscription Right, and may only be exercised for whole numbers of Common Shares and no fractional shares will be issued. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus. Copies of the Prospectus are available upon request from Georgeson LLC, toll free at 1-888-615-6603 or at asiapacificoffer@georgeson.com.
The owner of this certificate is entitled to the number of Subscription Rights, and is entitled to exercise the Subscription Rights for the purchase of Common Shares at the Subscription Price, as described in this Rights Certificate.
THE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE
The Subscription Rights are non-transferable, except by operation of law. The Subscription Rights will not be listed on any securities exchange or quoted on any automated quotation system.
SUBSCRIPTION PRICE
The Subscription Price is $1.66 per Common Share.
METHOD OF EXERCISE OF RIGHTS
IN ORDER TO EXERCISE YOUR SUBSCRIPTION RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS RIGHTS CERTIFICATE ON THE BACK AND RETURN IT TO COMPUTERSHARE TRUST COMPANY, N.A. (THE “SUBSCRIPTION AGENT”), TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE APPLICABLE INVESTMENT AMOUNT THAT YOU DESIRE TO INVEST TOWARDS THE PURCHASE OF COMMON SHARES AT THE SUBSCRIPTION PRICE, BEFORE 5:00 P.M. EASTERN TIME, ON [•], 2025.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #

Signature of Owner and U.S. Person for Tax Certification			Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

X R T 2	+

Full payment of the applicable investment amount must be made in U.S. dollars by (1) personal check drawn upon a U.S. bank payable to the Subscription Agent, or (2) wire transfer of immediately available funds, in each case in accordance with the “Instructions as to Use of Asia Pacific Wire & Cable Corporation Limited Subscription Rights Certificates” that accompanied the mailing of the Prospectus. Notwithstanding the foregoing, Eligible Holders who hold shares as a depository or nominee must make all payments by wire transfer of immediately available funds to the account maintained by the Subscription Agent. Payments by certified bank check, cashier’s check or money order will not be accepted.
Payments of the applicable investment amount will be held in a segregated bank account until _____ business days following the Expiration Date, unless the Company withdraws or terminates the Subscription Rights offering. No interest will be paid to you on the funds you deposit with the Subscription Agent. You will not receive any interest on the payments held by the Subscription Agent before your shares have been issued to you, or your payment is returned to you because your exercise has not been satisfied for any reason.
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1: OFFERING INSTRUCTIONS
To subscribe for shares pursuant to your Subscription Rights, please complete each line below:

Basic Subscription Right	(a) I exercise	_____________________ (No. of Basic Subscription Rights)	x	$1.66 (Investment amount/Subscription Price per Basic Subscription Right)	= $_____________ (Line 1)
Over-Subscription Right	(b) I exercise	$____________________ (Additional Investment Amount for Over-Subscription Right)			= $_____________ (Line 2)
“Aggregate Investment Amount” (Enclosed)	(c)				= $________________ (Sum of Line 1 and Line 2)
PLEASE DISREGARD THIS MAILING IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:

SECTION 2: SUBSCRIPTION AUTHORIZATION:
I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby irrevocably elect to subscribe for the Aggregate Investment Amount, and to purchase the Common Shares issuable upon exercise of the Subscription Rights, indicated above on the terms and conditions specified in the Prospectus relating to the subscription in the Subscription Rights offering.
Signature of Subscriber(s)

(and address if different than that listed on this Subscription Certificate)
Telephone number (including area code):

Please complete all applicable information and return to: COMPUTERSHARE TRUST COMPANY, N.A.

By Registered Certified or Express Mail Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021
DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
Any questions regarding this Subscription Rights Certificate and Subscription Rights Offering may be directed to
Georgeson LLC
by calling 1-888-615-6603 (toll free) or emailing asiapacificoffer@georgeson.com